 As filed with the Securities and Exchange Commission on September 5, 1995
                                                 Registration No. 33-95126

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                              Amendment No. 1
                                     to
                                  FORM S-3

                           REGISTRATION STATEMENT
                                 UNDER THE
                           SECURITIES ACT OF 1933

                               -------------

                           CUC International Inc.
           (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   06-0918165
(State or Other Jurisdiction of                     (I.R.S. Employer
 Incorporation or Organization)                   Identification No.)

                             707 Summer Street
                           Stamford, Connecticut
                               (203) 324-9261
            (Address, Including Zip Code, and Telephone Number,
     including Area Code, of Registrant's Principal Executive Offices)

          Cosmo Corigliano                    Amy N. Lipton, Esq.
     Senior Vice President and            Senior Vice President and
      Chief Financial Officer                   General Counsel
       CUC International Inc.               CUC International Inc.
         707 Summer Street                     707 Summer Street
    Stamford, Connecticut 06901           Stamford, Connecticut 06901
           (203) 324-9261                       (203) 324-9261
                   (Name and Address, Including Zip Code,
      and Telephone Number, Including Area Code, of Agent For Service)

                                 Copies to:

                          HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES
                              767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153
                               (212) 310-8000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 1995

                                3,817,425 SHARES

                                -----------------

                             CUC INTERNATIONAL INC.

                                  COMMON STOCK
                           ($.01 PAR VALUE PER SHARE)

                             ------------------------

          The 3,817,425 shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of CUC International Inc., a Delaware corporation ("CUC" or the "Company"), may be offered for sale from time to time by and for the account of certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders."
     The Selling Stockholders acquired the Shares, or options to acquire Shares, in connection with the purchase by the Company of all of the issued and outstanding capital stock of Getko Group Inc., a New York corporation ("Getko") pursuant to the Stock Purchase Agreement dated June 27, 1995, by and among the Company, Getko, Irving Siegel, Stuart Siegel, Getting to Know You International Ltd. Employee Stock Ownership Plan and Trust, Joel Zychick, as Agent and the other parties named therein (the "Stock Purchase Agreement"), and the purchase by the Company of certain real estate from I.S. Realty No. 1, L.P. The Company is registering the Shares as required by a Registration Rights Agreement, dated June 27, 1995, among the Company, I.S. Realty No. 1, L.P. and the former Getko stockholders (the "Registration Rights Agreement"), to provide the Selling Stockholders with freely-tradeable securities. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders, but has agreed to bear certain expenses of registration of the Shares. See "Plan of Distribution."

          The Common Stock is listed on the New York Stock Exchange under the symbol "CU." On September 1, 1995, the last reported sale price of Common Stock on the New York Stock Exchange was $34 per share.

          The Selling Stockholders, or their transferees, from time to time may offer and sell the Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agents or broker-dealers, and applicable commissions or discounts and any other required information with respect to any particular offer, will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

          The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and, in such event, any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for a description of certain indemnification arrangements among the Company and the Selling Stockholders.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER __, 1995.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange, and such reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments, the "Registration Statement") under the Securities Act, covering the shares of Common Stock being offered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information and undertakings set forth in the Registration Statement and reference is made to such Registration Statement, including exhibits, which may be inspected and copied in the manner and at the locations specified above, for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents previously filed with the Commission by the Company are incorporated by reference into this Prospectus:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995;

        (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1995;

       (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1995; and


        (iv)   The Company's Current Report on Form 8-K filed on September 5,
     1995.


         (v) The description of Common Stock in the Company's registration statements on Form 8-A filed on July 27, 1984 and August 15, 1989.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made pursuant to the Registration Statement shall be deemed to be incorporated by reference into and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

          The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901,
     Attention:  Secretary, telephone: (203) 324-9261.

                                   THE COMPANY
     GENERAL

          The Company is a membership-based consumer services company. The Company currently provides approximately 37 million consumers with access to a variety of services. The Company operates in one business segment, providing these services as individual, wholesale or discount coupon program memberships ("Memberships"). These Memberships include such components as shopping, travel, auto, dining, home improvement, vacation exchange, credit card and checking account enhancement packages, financial products and discount coupon programs. The Company also administers insurance package programs which are generally combined with discount shopping and travel and marketed primarily through financial institutions. The Company believes it is the leading provider of membership-based consumer services of these types in the United States. The Company's activities are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, FISI Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

          The Company derives its revenues principally from membership fees. Membership fees vary depending upon the particular membership program, and annual fees to consumers generally range from $6 to $250 per year. Most of the Company's memberships are for one-year renewable terms, and members are generally entitled to unlimited use during the membership period of the service for which the member has subscribed. Members generally may cancel their membership and obtain a full refund at any point during the membership term.

          For a more detailed description of the business of the Company, see the description set forth in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1995, which is incorporated herein by reference.

          The Company's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

                               RECENT DEVELOPMENTS

          In June 1995, the Company acquired all of the outstanding stock of Getko (the "Stock Purchase") pursuant to the Stock Purchase Agreement. The acquisition was accounted for as a pooling-of-interests. Getko principally designs, prints and distributes complimentary welcoming packages to newly-moved homeowners. Getko employs over 750 people nationwide. The Company acquired Getko, among other reasons, to expand the penetration and the scope of services provided by Welcome Wagon International, Inc. ("Welcome Wagon"), a wholly-owned subsidiary of the Company. The Company believes that the acquisition of Getko enhances the Company's overall competitiveness by making available to it new markets and new product lines and by increasing the market for its existing product lines, while also creating overall cost reductions in respect of the combined businesses of Welcome Wagon and Getko.

          On June 7, 1995, the Company announced that its Board of Directors declared a three-for-two stock split, in the nature of a stock dividend, payable to stockholders of record on June 19, 1995. The distribution of this stock dividend was made on June 30, 1995. Pursuant to the Stock Purchase Agreement, the Company issued additional Shares to the Selling Stockholders on June 30, 1995, to reflect such stock split.

                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholders.

                              SELLING STOCKHOLDERS

          The Selling Stockholders are (i) former Getko stockholders, (ii) I.S. Realty No. 1, L.P. and (iii) Sheldon Danuff. The Shares, or options to acquire Shares, were acquired by the Selling Stockholders in connection with the Stock Purchase. The following table provides the names and the number of shares of Common Stock owned by each Selling Stockholder, assuming the exercise of all options, if any. Since the Selling Stockholders may sell all, some or none of their Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be owned by each Selling Stockholder upon completion of the offering to which this Prospectus relates.

          The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders named below:

                                                   Shares of
               Selling Stockholder               Common Stock
               -------------------               ------------
               Irving Siegel                       1,895,710
               Kenneth Siegel Trust                   82,291
               Stuart Siegel Trust                    82,291
               Terri Siegel Trust                     82,291
               Irving Siegel Grantor
                 Retained Income Trust               138,867
               Stuart Siegel                         357,558
               Joel Zychick                           56,092
               Getting To Know You
                 International Ltd. Employee
                 Stock Ownership Plan and Trust      928,758
               l.S. Realty No. 1, L.P.               180,478
               Sheldon Danuff                         13,089
                                                  ----------
                 Total                             3,817,425

          Two of the Selling Stockholders, Stuart Siegel and Irving Siegel, have entered into employment agreements with Getko, each as of June 27, 1995.

                              PLAN OF DISTRIBUTION

          The Selling Stockholders have advised the Company that the Shares may be sold from time to time by the Selling Stockholders, or their transferees, on the New York Stock Exchange or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The Selling Stockholders may effect sales of the Shares directly or by or through agents, brokers or dealers and the Shares may be sold by one or more of the following methods:
     (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by any Selling Stockholder and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. Although there are no definitive selling arrangements between the Selling Stockholders and any broker or dealer as of the date of this Prospectus, certain Selling Stockholders have advised the Company that they are currently considering retaining Goldman, Sachs & Co. and Sanford C. Bernstein & Company, Inc. as broker-dealers in connection with selling and other transactions in respect of Shares.

          In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares.

          The Company is required under the Registration Rights Agreement to comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable the Selling Stockholders to sell Shares without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

          In offering the Shares covered by this Prospectus, the Selling Stockholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholders may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

          As required by the Registration Rights Agreement, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. CUC has agreed to use its best efforts to keep the Registration Statement current and effective through two (2) years from the effective date of the Registration Statement, with certain exceptions.

          The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. The Company will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, reasonable fees and disbursements of up to $15,000 of one counsel selected by the Selling Stockholders and retained to represent both the Company and the Selling Stockholders, accounting fees and printing fees. The Selling Stockholders will bear all other expenses in connection with this offering, including brokerage commissions.

          Pursuant to the terms of the Registration Rights Agreement, the Company and the Selling Stockholders have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, in connection with the registration of the Shares. In addition, under the Registration Rights Agreement, the Company has agreed to indemnify each broker or broker-dealer acting on behalf of the Selling Stockholders in connection with a distribution of the Shares under this Registration Statement, if the Selling Stockholders so notify the Company in writing (which notice shall identify the broker or broker-dealer and contain a representation that such broker or broker-dealer has received a copy of the Registration Rights Agreement), provided that,
     (i) such broker or broker-dealer has used reasonable commercial efforts to seek indemnification from the Selling Stockholders prior to seeking indemnification from the Company and (ii) such broker or broker-dealer has complied with the relevant provisions of the Registration Rights Agreement as if such broker or broker-dealer were a Selling Stockholder.

                                  LEGAL MATTERS

          The legality of the Shares will be passed upon for the Company by Robert Tucker, Corporate Secretary.

                                     EXPERTS

          The consolidated financial statements of CUC International Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended January 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

          With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1995 and 1994 and the three and six month periods ended July 31, 1995 and 1994, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarters ended April 30, 1995 and July 31, 1995, incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of
     Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.











































    NYFS01...:\01\39801\0019\1547\PRO6165F.06K

      No dealer, salesperson or
      other individual has been               3,817,425 SHARES
      authorized to give any
      information or to make any
      representation not contained
      in this Prospectus and, if
      given or made, such
      information or
      representation must not be           CUC INTERNATIONAL INC.
      relied upon as having been
      authorized by the Company or
      any Selling Stockholder.
      This Prospectus does not
      constitute an offer to sell
      or a solicitation of an
      offer to buy the securities
      offered hereby in any
      jurisdiction or to any
      person to whom it is
      unlawful to make such offer
      or solicitation.  Neither
      the delivery of this
      Prospectus nor any sale made              COMMON STOCK
      hereunder shall, under any         ($.01 PAR VALUE PER SHARE)
      circumstances, create any
      implication that the
      information contained herein
      is correct as of any date
      subsequent to the date
      hereof.

                                             ___________________
              _____________
                                                 PROSPECTUS
                                            ____________________
            TABLE OF CONTENTS


                              PAGE
                              ----           SEPTEMBER   , 1995
      Available Information .    2                     --
      Incorporation of Certain
      Documents
        By Reference  . . . .    2
      The Company . . . . . .    3
      Recent Developments . .    3
      Use of Proceeds . . . .    3
      Selling Stockholders  .    4
      Plan of Distribution  .    4
      Legal Matters . . . . .    5
      Experts . . . . . . . .    6

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission Registration Fee. .    $38,463.00
         *Accounting Fees and Expenses  . . . . . . . . . . . .    $20,000.00
         *Legal Fees and Expenses   . . . . . . . . . . . . . .    $35,000.00
                                                                   ----------
              Total   . . . . . . . . . . . . . . . . . . . . .    $93,463.00
                                                                   ==========

         The registrant will bear the expenses of the offering made hereby, except that the Selling Stockholders will pay their own legal expenses (excluding actually incurred fees and disbursements of up to $15,000 of one counsel selected by the Selling Stockholders and retained to represent both the Company and the Selling Stockholders solely in order to review this Registration Statement), which are not included above.

     ---------
     *Estimated


     ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The registrant's By-Laws contains provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the registrant's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         Pursuant to the Registration Rights Agreement, the Selling Stockholders have agreed to indemnify the Company and its officers, directors and controlling persons against certain liabilities.

         The registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.


     ITEM 16.     EXHIBITS


          5 Opinion of Robert Tucker as to the legality of the Common Stock to be registered.*

         15        Letter re:  Unaudited Interim Financial Information.

         23.1      Consent of Robert Tucker (included in Exhibit 5).*


         23.2      Consent of Ernst & Young LLP.*

         24 Power of Attorney (included as part of the Signature Page of this Registration Statement).

     ________________________
     * Previously filed


     ITEM 17.     UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         6. That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         7. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 5th of September, 1995.

                              CUC INTERNATIONAL INC.


                              By:  /s/ E. Kirk Shelton
                                 ------------------------------------------
                                 E. Kirk Shelton
                                 President and Chief Operating Officer


     Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                   Title                     Date
      ---------                   -----                     ----
           *                      Chief Executive Officer   September 5, 1995
      ------------------------    and Chairman of the
      Walter A. Forbes            Board (Principal
                                  Executive Officer)

           *                      Senior Vice President     September 5, 1995
      ------------------------    and Chief Financial
      Cosmo Corigliano            Officer (Principal
                                  Financial and
                                  Accounting Officer)

           *                      Director                  September 5, 1995
      ------------------------
      Bartlett Burnap

                                  Director
      ------------------------
      T. Barnes Donnelley

           *                      Director                  September 5, 1995
      ------------------------
      Stephen A. Greyser

           *                      Director                  September 5, 1995
      ------------------------
      Christopher K. McLeod

           *                      Director                  September 5, 1995
      ------------------------
      Burton C. Perfit

           *                      Director                  September 5, 1995
      ------------------------
      Robert P. Rittereiser

           *                      Director                  September 5, 1995
      ------------------------
      Stanley M. Rumbough, Jr.

      /s/ E. Kirk Shelton         Director                  September 5, 1995
      ------------------------
      E. Kirk Shelton


      * By:  /s/ E. Kirk Shelton
            ---------------------
                 E. Kirk Shelton
                 Attorney-in-Fact

                                INDEX TO EXHIBITS

                                                            Sequentially
                                                              Numbered
     Exhibit                                                    Page
     -------                                                ------------

     5 Opinion of Robert Tucker as to the legality of the Common Stock to be registered.*

     15   Letter re:  Unaudited Interim Financial Information.

     23.1 Consent of Robert Tucker (included in Exhibit 5).*


     23.2 Consent of Ernst & Young LLP.*

     24   Power of Attorney (included as part of the Signature
          Page of this Registration Statement).

     --------------------
     * Previously filed